Exhibit 99.16

AMENDED AND RESTATED LICENSE AND SERVICES AGREEMENT

This Amended and Restated License and Services Agreement (the “Agreement”) is effective as of February 1, 2006 (the “Effective Date”) by and between FIDELITY NATIONAL TITLE GROUP, INC., a Delaware corporation (“FNT”), for itself on behalf of its direct and indirect subsidiaries; and FIDELITY NATIONAL INFORMATION SERVICES, INC., a Delaware corporation that, after the effectiveness of the Merger hereinafter defined, will be merged with and into C Co Merger Sub, LLC (“Merger Co”), which will thereafter be known as “Fidelity National Information Services, LLC” (“FNI Co”), on behalf of its direct and indirect subsidiaries.  FNT and FNI Co shall hereinafter be referred to as a “Party” and collectively, as the “Parties.”

WHEREAS, FNI Co previously entered into a License and Services Agreement dated as of March 4, 2005 (the “FNF Agreement”) with Fidelity National Financial, Inc., a Delaware corporation (“FNF”), as the parent company of FNT and its subsidiaries, with respect to the use of certain software and the provision of certain services, as more fully described herein; and

WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of September 27, 2005 between FNF and FNT, FNT assumed, with the consent of FNI Co, all of FNF’s rights and obligations under the FNF Agreement, and FNI Co and FNT entered into a novation of the rights and obligations under the FNF Agreement so that FNT would be the recipient of the license and services to be provided by FNI Co, such novation being set forth in a License and Services Agreement dated as of September 27, 2005 (the “Prior LSA Agreement”) between FNI Co and FNT; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of September 14, 2005 (as amended, the “Certegy Merger Agreement”), among Certegy Inc. (“Certegy”), Merger Co, and FNI Co, including the effectiveness of the merger of FNI Co with and into Merger Co (the “Merger”) with Merger Co as the surviving entity, the Parties wish to amend and restate the Prior LSA Agreement in its entirety;

NOW THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             DEFINITIONS.

As used in this Agreement:

1.1.         “Competitor” means a natural or legal person offering a product that competes with the LSI Processes.

1.2.         “Days” means calendar days, unless otherwise specified.

1.3.         “Documentation” means FNI Co’s standard documentation describing the LSI Processes.

1.4.         “Escalation Procedures” means the procedures set forth in Section 10.2 of this Agreement.

1.5.         “Geographic Area” means the counties listed on Exhibit B attached hereto, as amended from time to time pursuant to Section 6.2 hereof.

1.6.         “LSI Processes” means those business processes indicated on Exhibit A.

1.7.         “Modification” means any customization, enhancement, modification or change made to the LSI Processes and Documentation under this Agreement.

1.8.         “Permitted Subsidiaries” has the meaning set forth in Section 3.1(a).

1.9.         “Proprietary Information” means all information disclosed by or for FNT or FNI Co to the other during the negotiations hereof and/or learned by reason of the relationship established hereunder or pursuant hereto, including, without limitation, the LSI Processes, Documentation, Modifications and all information, data and designs related thereto. Information relating to each Party’s business, plans, affiliates or customers shall also be deemed “Proprietary Information” for purposes of the Agreement. “Proprietary Information” shall also include all “non-public personal information” as defined in Title V of the Gramm-Leach-Bliley Act (15 U.S.C. Section 6801, et seq.) and the implementing regulations thereunder (collectively, the “GLB Act”), as the same may be amended from time to time, that FNI Co receives from or at the direction of FNT and that concerns any of FNT’s “customers” and/or “consumers” (as defined in the GLB Act).

1.10.       “Services” has the meaning set forth in Section 4.1 of this Agreement.

1.11.       “Subsidiary” means, with respect to any party, any corporation, partnership, company or other entity of which such party controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members to the board of directors or similar governing body.

1.12.       “Term” has the meaning set forth in Section 6.1 of this Agreement.

2.             GRANT OF LICENSE.

2.1.         Grant.   Subject to FNT’s full payment, as due, of fees listed in Exhibit D, FNI Co hereby grants to FNT for the benefit of the Permitted Subsidiaries, and FNT for the benefit of the Permitted Subsidiaries accepts from FNI Co, a nonexclusive, license (except as otherwise provided for in Section 3 below) for the Term of this Agreement to use the LSI Processes and Documentation for properties with the Geographic Area, subject to the restrictions and obligations set forth herein.

2.2.         Delivery.  As requested from time to time, FNI Co agrees to deliver the LSI Processes and the Documentation to FNT for the benefit of the Permitted Subsidiaries.

3.             LICENSE USE RESTRICTIONS.

3.1.         Restrictions on LSI Processes and Documentation.

(a)           FNT may not sell, lease, assign, transfer, distribute or sublicense the LSI Processes or Documentation, to any third party, except that the LSI Processes and Documentation may be used for the benefit of the Subsidiaries of FNT indicated on Exhibit C hereof (collectively, the “Permitted Subsidiaries”).

(b)           FNT will not make copies, or similar versions of the LSI Processes or Documentation or any part thereof without the prior written consent of FNI Co, except in the process of contemplated use, for administrative, archival or disaster recovery backup, and as expressly provided otherwise herein.

(c)           FNT may not provide copies of the LSI Processes or Documentation to any person, firm, or corporation not permitted hereunder except as permitted under Sections 3.1 (a) and (b) above, and except as to FNT’s or a Permitted Subsidiary’s non-Competitor contractors or subcontractors who have executed nondisclosure terms substantially similar to the confidentiality terms herein.

(d)           FNT shall not allow any third party to use or have access to the LSI Processes or Documentation for any purpose without FNI Co’s prior written consent except as permitted under Sections 3.1(a) and (b) above, and except as to FNT’s or a Permitted Subsidiary’s non-Competitor contractors or subcontractors who have executed nondisclosure terms substantially similar to the confidentiality terms herein.

4.             SERVICES.

4.1.         Provision of Management Services.  During the Term, and subject to the terms and conditions hereof, FNI Co shall provide (or cause to be provided) all of the services described in this Section 4 to FNT for the benefit of the Permitted Subsidiaries (individually and collectively, the “Services”). For the avoidance of doubt, the Services are in addition to and not included within the scope of services described in that certain Master Information Technology Services Agreement of even date herewith between Fidelity Information Services, Inc. and FNT.

4.2.         Implementation and Oversight of the LSI Processes.  FNI Co agrees to oversee and provide advice to FNT for the benefit of the Permitted Subsidiaries relating to the implementation of the LSI processes including (x) all processes, personnel and support functions of FNT for the benefit of the Permitted Subsidiaries primarily relating to the implementation and use of the LSI Processes, such oversight and advice shall, include without limitation, the consulting services to FNT for the benefit of the Permitted Subsidiaries relating to computer and database systems, the creation of back-up/disaster recovery procedures and sites, and implementation of appropriate architecture. It is understood by the Parties that the Services to be provided hereunder include (but are not limited to) infrastructure planning and implementation work by FNI Co for FNT for the benefit of the Permitted Subsidiaries. It is anticipated that FNI Co may make recommendations to FNT for the benefit of the Permitted Subsidiaries from time to time as to improvements to the LSI Processes or additional processes to supplement the LSI Processes, which recommendation will be considered by FNT for the benefit of the Permitted Subsidiaries.

4.3.         Maintenance of Current Equipment and Software.  During the term of this Agreement, FNI Co shall be responsible for maintaining the computer hardware and software systems utilized by FNT for the benefit of the Permitted Subsidiaries in their implementation and use of the LSI Processes, including, without limitation, all telephone and communication equipment (such as routers, servers, etc.) utilized by FNT for the benefit of the Permitted Subsidiaries (collectively, the “LSI Process Equipment”). FNT for the benefit of the Permitted Subsidiaries shall maintain the LSI Process Equipment in the same condition (ordinary wear and tear excepted) and to the same quality standards as was applicable to the LSI Process Equipment on the Effective Date. Without limiting the Services to be provided herein, FNT acknowledges that, unless otherwise provided in this Agreement or agreed in writing by the Parties, FNT has no ownership right, title or interest in the LSI Processes.

4.4.         Sales Support Services and Implementation of LSI Processes for Third Party Customers.  During the Term of this Agreement and consistent with permitted practices under applicable state insurance law, FNI Co shall provide FNT for the benefit of the Permitted Subsidiaries support in connection with marketing of products and services of FNT for the benefit of the Permitted Subsidiaries that require the use by FNT for the benefit of the Permitted Subsidiaries of any of the LSI Processes or the implementation or integration of the LSI Processes with third party customers of FNT for the benefit of the Permitted Subsidiaries.

5.             FNT OBLIGATIONS.

5.1.         Exclusive Use of FNI Co Services.  With respect to the LSI Processes that FNI Co will provide to FNT for the benefit of the Permitted Subsidiaries as of the Effective Date, FNT for the benefit of the Permitted Subsidiaries agrees to use exclusively the LSI Processes and above Services in the Geographic Areas at all times during the Term of this Agreement, subject in all cases to the termination provisions set forth in this Agreement.

5.2.         Access to Title Plant.  Following the date hereof, if FNT builds or acquires a title plant with respect to a county described in the Geographic Area, FNT agrees to provide access to that plant to FNI Co on terms no less favorable to FNI Co than contained in other title plant access agreements between FNT and FNI Co, but in all cases upon commercially reasonable terms.

6.             TERM; TERMINATION.

6.1.         Term.  The term of the Agreement shall commence as of the date hereof and continue until such time as FNT has built or acquired a title plant with respect to all counties described in the Geographic Area and provided access to such title plants to FNI Co on terms acceptable to FNI Co in all such counties, or FNI Co has acquired on its own access to title plants with respect to all counties described within the Geographic Area (the “Term”).

6.2.         Partial County Termination.  Notwithstanding any other provision of this Agreement, FNI Co may upon at least thirty days prior written notice to FNT terminate the license and Services with respect to one or more particular counties described in the Geographic Area after FNI Co has acquired title plant access from FNT or another third party on terms acceptable to FNI Co.

6.3.         Termination.  As applicable, the license and Services for a particular county described in the Geographic Area or the Agreement may be terminated prior to the expiration of the Term as follows:

(a)           the license and Services for one or more particular counties described in the Geographic Area or the Agreement, may be terminated at any time by mutual agreement of the Parties;

(b)           the license and Services for one or more particular counties described in the Geographic Area may be terminated at any time by FNT, if FNI Co breaches any material warranty or fails to perform any material obligation hereunder, in each case, with respect to such county or counties affected, and such breach is not remedied within 30 days after written notice thereof to FNI Co that is in default, in which event the obligation to provide the license and the Services for such affected county or counties under this Agreement shall terminate on the 20th business day following the expiration of such 30-day cure period; provided that if the breach or default is of a nature that it cannot reasonably be cured within a 30-day period and FNI Co is actively pursuing a cure in good faith, then no default shall be deemed to have occurred so long as the default is cured as promptly as reasonably possible and in any event prior to the first anniversary of the occurrence of such default;

(c)           the license and Services for one or more particular counties described in the Geographic Area may be terminated at any time by FNI Co, if FNT breaches any material warranty or fails to perform any material obligation owing hereunder, in each case, with respect to the particular county or counties affected, and such breach is not remedied within 30 days after written notice thereof to FNT, in which event the obligation to provide the license and the Services for such affected county or counties under this Agreement shall terminate on the 20th business day following the expiration of such 30-day cure period; provided that if the breach or default is of a nature that it cannot reasonably be cured within a 30-day period and FNT is actively pursuing a cure in good faith, then no default shall be deemed to have occurred so long as the default is cured as promptly as reasonably possible and in any event prior to the first anniversary of the occurrence of such default;

(d)           the Agreement may be terminated at any time by FNI Co, if FNT shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, or shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the federal Bankruptcy Code, (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (6) take any company action for the purpose of effecting any of the foregoing, in which event the obligation to provide the license and the Services under this Agreement shall terminate immediately;

(e)           the Agreement may be terminated at any time by FNT, if FNI Co shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, or shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the federal Bankruptcy Code, (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (6) take any company action for the purpose of effecting any of the foregoing, in which event the obligation to provide the license and the Services under this Agreement shall terminate immediately;

(f)            the license and Services for one or more particular counties described in the Geographic Area or the Agreement may be terminated by FNI Co, upon 5 years’ prior written notice to FNT, which notice may not be delivered prior to the 5th anniversary of the Effective Date;

(g)           the license and Services for one or more particular counties described in the Geographic Area or the Agreement may be terminated by FNT, upon 5 years’ prior written notice to FNI Co, which notice may not be delivered prior to the 5th anniversary of the Effective Date;

(h)           the license and Services for one or more particular counties described in the Geographic Area or the Agreement may be terminated at any time by FNT if there has been a change in control of FNI Co; it being understood that for purposes of this provision, “change of control” means a reorganization, merger, share (or LLC ownership interest) exchange or consolidation, or sale or other disposition of more than 50% of the ultimate ownership interests in, or all or substantially all of the assets or business of, FNI Co or Certegy (which, after the Merger, will be known as “Fidelity National Information Services, Inc.”), other than a transaction in which no person or entity will acquire, directly or indirectly, (A) beneficial ownership of 50% or more of the ownership interests of FNI Co or Certegy or (B) the power to elect a majority of the directors of FNI Co or Certegy (as the case may be), provided, however, that “change of control” shall not include any transaction occurring as part of or in connection with the Merger or other transactions expressly contemplated by the Certegy Merger Agreement; or

(i)            the license and Services for one or more particular counties described in the Geographic Area or the Agreement may be terminated upon 6 months prior written notice by FNI Co to FNT if there has been a change in control of FNT; it being understood, that for purposes of this provision, “change of control” means a reorganization, merger, share exchange or consolidation, or sale or other disposition of more than 50% of the voting capital stock in, or all or substantially all of the assets or business of, FNT, other than a transaction in which no person or entity, other than FNT or an entity controlled by FNT, will acquire, directly or indirectly, (A) beneficial ownership of 50% or more of the voting capital stock of FNT or (B) the power to elect a majority of the directors of FNT.

6.4.         Survival.  Notwithstanding anything to the contrary in this Agreement, Section 7, 8, 9, 10, 11, and 16.10 shall survive the expiration or termination of this Agreement

6.5.         Permitted Subsidiary Termination.  A license enjoyed by a Permitted Subsidiary of FNT shall terminate without further formality upon such entity’s ceasing to be a Subsidiary of FNT.

7.             INTELLECTUAL PROPERTY RIGHTS.

7.1.         Ownership of LSI Processes and Documentation.  From the date the LSI Processes and Documentation is first disclosed to FNT, and at all times thereafter, as between the Parties, FNI Co and/or its Subsidiaries shall be the sole and exclusive owners of all right, title, and interest in and to the LSI Processes, Documentation and all Modification, including, without limitation, all intellectual property and other rights related thereto. The Parties acknowledge that this Agreement in no way limits or restricts FNI Co and the FNI Co Subsidiaries from developing or marketing on their own or for any third party in the United States or any other country, the LSI Processes, Documentation or Modifications, or any similar processes (including, but not limited to, any modification, enhancement, interface, upgrade, change and all software, source code, blueprints, diagrams, flow charts, specifications, functional descriptions or training materials relating thereto) without payment of any compensation to FNT.

8.             CONFIDENTIALITY.

8.1.         Confidentiality Obligation.  Proprietary Information (i) shall be deemed the property of the disclosing Party (or the Party for whom such data was collected or processed, if any), (ii) shall be used solely for the purposes of administering and otherwise implementing the terms of this Agreement and any ancillary agreements, and (iii) shall be protected by the receiving Party in accordance with the terms of this Section.

8.2.         Non-Disclosure Covenant.  Except as set forth in this Section, neither Party shall disclose the Proprietary Information of the other Party in whole or in part, including derivations, to any third party. If the Parties agree to a specific nondisclosure period for a specific document, the disclosing Party shall mark the document with that nondisclosure period. In the absence of a specific period, the duty of confidentiality for LSI Processes and Documentation shall extend in perpetuity. Proprietary Information shall be held in confidence by the receiving Party and its employees, and shall be disclosed to only those of the receiving Party’s employees and professional advisors who have a need for it in connection with the administration and implementation of this Agreement. In no event shall FNT disclose FNI Co Proprietary Information to a Competitor of FNI Co. Each Party shall use the same degree of care and afford the same protections to the Proprietary Information of the other Party as it uses and affords to its own Proprietary Information of a similar nature.

8.3.         Exceptions.  Proprietary Information shall not be deemed proprietary and, subject to the carve-out below, the receiving Party shall have no obligation of nondisclosure with respect to any such information which:

(a)           is or becomes publicly known through no wrongful act, fault or negligence of the receiving Party;

(b)           was disclosed to the receiving Party by a third party that was free of obligations of confidentiality to the Party providing the information;

(c)           is approved for release by written authorization of the disclosing Party;

(d)           was known to the receiving Party prior to receipt of the information;

(e)           was independently developed by the receiving Party without access to or use of the Proprietary Information of the disclosing Party; or

(f)            is publicly disclosed pursuant to a requirement or request of a governmental agency, or disclosure is required by operation of law.

Notwithstanding application of any of the foregoing exceptions, in no event shall FNI Co treat information comprising nonpublic personal information under the GLB Act as other than Proprietary Information.

8.4.         Confidentiality of this Agreement; Protective Arrangements.

(a)           The Parties acknowledge that this Agreement contains confidential information that may be considered proprietary by one or both of the Parties, and agree to limit distribution of this Agreement to those employees of FNT and FNI Co with a need to know the contents of this Agreement or as required by law or national stock exchange rule. In no event may this Agreement be reproduced or copies shown to any third parties (except counsel, auditors and professional advisors) without the prior written consent of the other Party, except as may be necessary by reason of legal, accounting, tax or regulatory requirements, in which event FNT and FNI Co agree to exercise reasonable diligence in limiting such disclosure to the minimum necessary under the particular circumstances.

(b)           In addition, each Party shall give notice to the other Party of any demands to disclose or provide Proprietary Information of the other Party under or pursuant to lawful process prior to disclosing or furnishing such Proprietary Information, and shall cooperate in seeking reasonable protective arrangements.

9.             INVOICING AND PAYMENTS, PAST DUE AMOUNTS, CURRENCY.

9.1.         Invoicing and Payment Requirements.  Within 30 days following the end of each month, FNT shall prepare and remit to FNI Co a schedule showing the fees which it owes FNI Co under Exhibit D, along with the appropriate payment. FNT shall make all payments to FNI Co by check, credit card or wire transfer of immediately available funds to an account or accounts designated by FNI Co. Payment in full shall not preclude later dispute of charges or adjustment of improper payments.

9.2.         Past Due Amounts.  Any amount not received or disputed by FNI Co by the date payment is due shall be subject to interest on the overdue balance at a rate equal to the prime rate as published in the table money rates in the Wall Street Journal on the date of payment (or the prior date on which the Wall Street Journal was published if not published on the date of payment), plus one percent from the due date, until paid, applied to the outstanding balance from time to time. Any amount paid but later deemed not to have been due, will be repaid or credited with interest on the same terms.

9.3.         Currency.  All fees and charges listed and referred to in this Agreement are stated in and shall be paid in U.S. Dollars.

10.          DISPUTE RESOLUTION.

10.1.       Dispute Resolution Procedures.  If, prior to the termination of this Agreement or the license granted herein, and prior to notice of termination given by either Party to the other, a dispute arises between FNI Co and FNT with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement (other than disputes regarding a Party’s compliance with the provisions of Sections 3 and/or 8), such dispute shall be settled as set forth in this Section. If either Party exercises its right to initiate the dispute resolution procedures under this Section, then during such procedure any time periods providing for termination of the Agreement or curing any material breach pursuant to the terms of this Agreement shall be suspended automatically, except with respect to any termination or breach arising out of FNT’s failure to make any undisputed timely and complete payments to FNI Co under this Agreement. At such time as the dispute is resolved, if such dispute involved the payment of monies, interest at a rate equal to the prime rate as published in the table money rates in the Wall Street Journal on the date the dispute is resolved (or the prior date on which the Wall Street Journal was published if not published on the date the dispute was resolved) plus one percent for the period of dispute shall be paid to the Party entitled to receive the disputed monies to compensate for the lapsed time between the date such disputed amount originally was to have been paid (or was paid) through the date monies are paid (or repaid) in settlement of the dispute. Disputes arising under Sections 3 or 8 may be resolved by judicial recourse or in any other manner agreed by the Parties.

10.2.       Escalation Procedures.

(a)           Each of the Parties shall escalate and negotiate, in good faith, any claim or dispute that has not been satisfactorily resolved between the Parties at the level where the issue is discovered and has immediate impact (excluding issues of title to work product, which shall be initially addressed at the general counsel level). To this end, each Party shall escalate any and all unresolved disputes or claims in accordance with this Section at any time to persons responsible for the administration of the relationship reflected in this License Agreement. The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the representatives involved. If the Parties do not resolve the underlying dispute within ten (10) Days of its escalation to them, then either Party may notify the other in writing that he/she desires to elevate the dispute or claim to the President of FNI Co and the President of FNT or their designated representative(s) for resolution.

(b)           Upon receipt by a Party of a written notice escalating the dispute to the company president level, the President of FNI Co and the President of FNT or their designated representative(s) shall promptly communicate with his/her counter Party, negotiate in good faith and use reasonable efforts to resolve such dispute or claim. The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the representatives involved. Upon agreement, such representatives may utilize other alternative dispute resolution procedures to assist in the negotiations. If the Parties have not resolved the dispute within ten (10) Days after receipt of the notice elevating the dispute to this level, either may once again escalate the dispute to binding arbitration.

(c)           All discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Proprietary Information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in any subsequent proceedings between the Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in such subsequent proceeding.

10.3.       Arbitration Procedures.  If a claim, controversy or dispute between the Parties with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement (and not otherwise excepted), has not been timely resolved pursuant to the foregoing escalation process, upon notice either Party may initiate binding arbitration of the issue in accordance with the following procedures.

(a)           Either Party may request arbitration by giving the other Party written notice to such effect, which notice shall describe, in reasonable detail, the nature of the dispute, controversy or claim. Such arbitration shall be governed by the then current version of the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association. The Arbitration will be conducted in Jacksonville, Florida in front of one mutually agreed upon arbitrator.

(b)           Each Party shall bear its own fees, costs and expenses of the arbitration and its own legal expenses, attorneys’ fees and costs of all experts and witnesses. Unless the award provides otherwise, the fees and expenses of the arbitration procedures, including the fees of the arbitrator or arbitrators, will be shared equally by the involved Parties.

(c)           Any award rendered pursuant to such arbitration shall be final, conclusive and binding upon the Parties, and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

11.          LIMITATION OF LIABILITY.

11.1.       EXCEPT TO THE EXTENT ARISING FROM GROSS NEGLIGENCE, WILLFUL MISCONDUCT, BY REASON OF AN INDEMNITY OBLIGATION HEREUNDER OR BY REASON OF A BREACH OF WARRANTY, EITHER PARTY’S LIABILITY FOR ANY CLAIM OR CAUSE OF

ACTION WHETHER BASED IN CONTRACT, TORT OR OTHERWISE WHICH ARISES UNDER OR IS RELATED TO THIS AGREEMENT SHALL BE LIMITED TO THE OTHER PARTY’S DIRECT OUT-OF-POCKET DAMAGES, ACTUALLY INCURRED, WHICH UNDER NO CIRCUMSTANCES SHALL EXCEED, IN THE AGGREGATE, THE AMOUNT PAID BY FNT TO FNI CO UNDER THIS AGREEMENT FOR THE 12-MONTH PERIOD IMMEDIATELY PRECEDING THE DATE THE CLAIM AROSE.

11.2.       IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER OR THE CLAIMS OR DEMANDS MADE BY ANY THIRD PARTIES, WHETHER OR NOT IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.          INDEMNIFICATION.

12.1.       Property Damage.  Subject to Section 11 hereof, each Party agrees to indemnify, defend and hold harmless the other and its officers, directors, employees, and affiliates (including, where applicable, the FNI Co Subsidiaries and FNT Subsidiaries), and agents from any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees) arising from or in connection with the damage, loss (including theft) or destruction of any real property or tangible personal property of the indemnified Party resulting from the actions or inactions of any employee, agent or subcontractor of the indemnifying Party insofar as such damage arises out of or is ancillary to fulfilling its obligations under this Agreement and to the extent such damage is due to any negligence, breach of statutory duty, omission or default of the indemnifying Party, its employees, agents or subcontractors.

12.2.       Infringement of LSI Processes.  FNI Co agrees to defend at its own expense, any claim or action brought by any third party against FNT and/or against its officers, directors, and employees and affiliates, for actual or alleged infringement within the United States of any patent, copyright or other intellectual property right (including, but not limited to, misappropriation of trade secrets) based upon the LSI Processes (except to the extent such infringement claim is caused by FNT-specified Modifications to the LSI Processes which could not have been made in a non-infringing manner) or caused by the combination of LSI Processes with software or hardware provided, specified or approved by FNI Co (“Indemnified LSI Processes”). FNT, at its sole discretion and cost, may participate in the defense and all negotiations for its settlement or compromise. FNI Co further agrees to indemnify and hold FNT, its officers, directors, employees and affiliates harmless from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys’ fees) associated with any such claim or action incurred by FNT. FNI Co shall conduct and control the defense of any such claim or action and negotiations for its settlement or compromise, by the payment of money. FNI Co shall give FNT, and FNT shall give FNI Co, as appropriate, prompt written notice of any written threat, warning or notice of any such claim or action against FNI Co or FNT, as appropriate, or any other user or any supplier of components of the Indemnified LSI Processes, which could have an adverse impact on FNT’s use of same, provided FNI Co or FNT, as appropriate, knows of such claim or action. If in any such suit so defended, all or any part of the Indemnified LSI Processes (or any component thereof) is held to constitute an infringement or violation of any other party’s intellectual property rights and is enjoined, FNI Co shall at its sole option take one or more of the following actions at no additional cost to FNT: (i) procure the right to continue the use of the same without material interruption for FNT; (ii) replace the same with non-infringing software; (iii) modify said Indemnified LSI Processes so as to be non-infringing; or (iv) take back the infringing Indemnified LSI Processes and credit FNT with an amount equal to its prepaid but unused license fees hereunder. The foregoing represents the sole and exclusive remedy of FNT for infringement or alleged infringement.

12.3.       Infringement of FNT Out of Scope License and Services.  FNT agrees to defend at its own expense, any claim or action brought by any third party against FNI Co and/or against its officers, directors, and employees and affiliates, for actual or alleged infringement within the United States of any patent, copyright or other intellectual property right (including, but not limited to, misappropriation of trade secrets) based upon the FNT services on behalf of the Permitted Subsidiaries in the Geographic Area that are outside the permitted scope of the License and the Services (“Indemnified Out of Scope License and Services”). FNI Co, at its sole discretion and cost, may participate in the defense and all negotiations for its settlement or compromise. FNT further agrees to indemnify and hold FNI Co, its officers, directors, employees and affiliates harmless from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys’ fees) associated with any such claim or action incurred by FNI Co. FNT shall conduct and control the defense of any such claim or action and negotiations for its settlement or compromise, by the payment of money. FNT shall give FNI Co, and FNI Co shall give FNT, as appropriate, prompt written notice of any written threat, warning or notice of any such claim or action against FNT or FNI Co, as appropriate, or any other user or any supplier of components of the Indemnified Out of Scope License and Services, provided FNT or FNI Co, as appropriate, knows of such claim or action. If in any such suit so defended, all or any part of the Indemnified Out of Scope License and Services (or any component thereof) is held to constitute an infringement or violation of any other party’s intellectual property rights and is enjoined, FNT shall at its sole option take one or more of the following actions at no additional cost to FNI Co: (i) procure the right to continue the use of the same without material interruption for FNI Co; (ii) replace the same with non-infringing software; or (iii) modify said Indemnified Out of Scope License and Services as to be non-infringing. The foregoing represents the sole and exclusive remedy of FNT for infringement or alleged infringement.

12.4.       Dispute Resolution.  The provisions of Section 12 shall apply with respect to the submission of any claim for indemnification under this Agreement and the resolution of any disputes relating to such claim.

13.          FORCE MAJEURE, TIME OF PERFORMANCE AND INCREASED COSTS.

13.1.       Force Majeure.

(a)           Neither Party shall be held liable for any delay or failure in performance of its obligations under this Agreement from any cause which with the observation of reasonable care, could not have been avoided - which may include, without limitation, acts of civil or military authority, government regulations, government agencies, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, hurricanes, tornadoes, nuclear accidents, floods, power blackouts affecting facilities (the “Affected Performance”).

(b)           Upon the occurrence of a condition described in Section 13.1(a), the Party whose performance is affected shall give written notice to the other Party describing the Affected Performance, and the Parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact on both Parties of such condition, including, without limitation, implementing disaster recovery procedures. The Parties agree that the Party whose performance is affected shall use commercially reasonable efforts to minimize the delay caused by the force majeure events and recommence the Affected Performance. If the delay caused by the force majeure event lasts for more than fifteen (15) Days, the Parties shall negotiate an equitable amendment to this Agreement with respect to the Affected Performance. If the Parties are unable to agree upon an equitable amendment within ten (10) Days after such fifteen (15)-Day period has expired, then either Party shall be entitled to serve thirty (30) Days’ notice of termination on the other Party with respect to only such Affected Performance. The remaining portion of the Agreement that does not involve the Affected Performance shall continue in full force and effect. FNI Co shall be entitled to be paid for that portion of the Affected Performance which it completed through the termination date.

13.2.       Time of Performance and Increased Costs.  FNI Co’s time of performance under this Agreement shall be adjusted, if and to the extent reasonably necessary, in the event and to the extent that (i) FNT fails to timely submit material data or materials in the prescribed form or in accordance with the requirements of this Agreement, (ii) FNT fails to perform on a timely basis, the material functions or other responsibilities of FNT described in this Agreement, (iii) FNT or any governmental agency authorized to regulate or supervise FNT makes any special request, which is affirmed by FNT and/or compulsory on FNI Co, which affects FNI Co’s normal performance schedule, or (iv) FNT has modified the LSI Processes, Documentation or Modifications in a manner affecting FNI Co’s burden. In addition, if any of the above events occur, and such event results in an increased cost to FNI Co, FNI Co shall estimate such increased costs in writing in advance and, upon FNT’s approval, FNT shall be required to pay any and all such reasonable, increased costs to FNI Co upon documented expenditure, up to 110% of the estimate.

14.          NOTICES.

14.1.       Notices.  Except as otherwise provided under this Agreement or in the Exhibits, all notices, demands or requests or other communications required or permitted to be given or delivered under this Agreement shall be in writing and shall be deemed to have been duly given when received by the designated recipient. Written notice may be delivered in person or sent via reputable air courier service and addressed as set forth below:

If to FNT:	Fidelity National Title Group, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attn: President

with a copy to:	Fidelity National Title Group, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attn: General Counsel

If to FNI Co:	Fidelity National Information Services, LLC
601 Riverside Avenue
Jacksonville, FL 32204
Attn: President

with a copy to:	Fidelity National Information Services, Inc. 601 Riverside Avenue
Jacksonville, FL 32204
Attn: General Counsel

14.2.       Change of Address.  The address to which such notices, demands, requests, elections or other communications are to be given by either Party may be changed by written notice given by such Party to the other Party pursuant to this Section.

15.          WARRANTIES.

15.1.       Performance of Obligations.  Each Party represents and warrants to the other that it shall perform its respective obligations under this Agreement, including Exhibits and Schedules, in a professional and workmanlike manner.

15.2.       Compliance With Law.  FNI Co warrants that (i) it has the power and corporate authority to enter into and perform this Agreement, (ii) its performance of this Agreement does not and will not violate any governmental law, regulation, rule or order, contract, charter or by-law; (iii) it has sufficient right, title and interest (or another Subsidiary of FNI Co has or will grant it sufficient license rights) in the LSI Processes to grant the licenses herein granted, and (iv) it has received no written notice of any third party claim or threat of a claim alleging that any part of the LSI Processes infringes the rights of any third party in any of the United States. FNT warrants that (i) it has the power and corporate authority to enter into and perform this Agreement, (ii) its performance of this Agreement does not and will not violate any governmental law, regulation, rule or order, contract, charter or by-law, (iii) it has received no written notice of any third party claim or threat of a claim alleging that any part of the LSI Processes infringes the rights of any third party in the United States.

15.3.       Exclusive Warranties.  EXCEPT AS PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND EACH PARTY AGREES THAT ALL REPRESENTATIONS AND WARRANTIES THAT ARE NOT EXPRESSLY PROVIDED IN THIS AGREEMENT ARE HEREBY EXCLUDED AND DISCLAIMED.

16.          MISCELLANEOUS.

16.1.       Assignment.  Except as set forth herein, neither Party may sell, assign, convey, or transfer the licenses granted hereunder or any of such Party’s rights or interests, or delegate any of its obligations hereunder without the written consent of the other Party, provided, however, that the Parties hereby agree and acknowledge that, upon the consummation of the Merger, Certegy shall be a permitted assignee of FNI Co.  Any assignment hereunder shall be conditioned upon the understanding that this Agreement shall be binding upon the assigning Party’s successors and assigns.  Either Party may assign this Agreement to any Subsidiary that is not a Competitor except that the assigning Party shall remain responsible for all obligations under this Agreement including the payment of fees.  Notwithstanding anything contained herein to the contrary, FNT may not assign this Agreement to a Competitor.

16.2.       Severability.  Provided FNT on behalf of the Permitted Subsidiaries retains quiet enjoyment of the LSI Processes, if any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under law, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein, provided that the removal of such offending term or provision does not materially alter the burdens or benefits of either of the Parties under this Agreement or any Exhibit or Schedule, in which case the unenforceable portion shall be replaced by one that reflects the Parties original intent as closely as possible while remaining enforceable.

16.3.       Third Party Beneficiaries.  Except as set forth herein, the provisions of this Agreement are for the benefit of the Parties and not for any other person. Should any third party institute proceedings, this Agreement shall not provide any such person with any remedy, claim, liability, reimbursement, cause of action, or other right.

16.4.       Governing Law; Forum Selection; Consent of Jurisdiction.  This Agreement will be governed by and construed under the laws of the State of Florida, USA, without regard to principles of conflict of laws. The Parties agree that the only circumstance in which disputes between them, not otherwise excepted from the resolution process described in Section 109, will not be subject to the provisions of Section 10 is where a Party makes a good faith determination that a breach of the terms of this Agreement by the other Party requires prompt and equitable relief. Each of the Parties submits to the personal jurisdiction of any state or federal court sitting in Jacksonville, Florida with respect to such judicial proceedings. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or to other security that might be required of such Party with respect thereto. A Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address set forth in Section 14.1 above. Nothing in this Section, however, shall affect the right of either Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

16.5.       Executed in Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

16.6.       Construction.  The headings and numbering of sections in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the scope, meaning or interpretation of this Agreement or the particular section to which they relate. This Agreement and the provisions contained herein shall not be construed or interpreted for or against either Party because that Party drafted or caused its legal representative to draft any of its provisions.

16.7.       Entire Agreement.  This Agreement, including the Exhibits and Schedules attached hereto and the agreements referenced herein constitute the entire agreement between the Parties, and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals, marketing brochures, correspondence and undertakings related thereto.  Without limiting the foregoing, the Parties expressly acknowledge that this Agreement, together with the Exhibits and Schedules hereto, is intended to amend and restate the Prior LSA Agreement in its entirety, and upon the effectiveness of this Agreement, the Prior LSA Agreement shall be deemed to have been superseded and replaced in its entirety by this Agreement.

16.8.       Amendments and Waivers.  This Agreement may be amended only by written agreement signed by duly authorized representatives of each Party. No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of both Parties. No course of dealing or failure of a Party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. Waiver by either Party of any default by the other Party shall not be deemed a waiver of any other default.  “FNI Co Group” means FNI Co, Subsidiaries of FNI Co, and each Person (defined below) that FNI Co directly or indirectly controls (within the meaning of the Securities Act) immediately after the Effective Date, and each other Person that becomes an Affiliate of FNI Co after the Effective Date. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency, or political subdivision thereof.

16.9.       Remedies Cumulative.  Unless otherwise provided for under this Agreement, all rights of termination or cancellation, or other remedies set forth in this Agreement, are cumulative and are not intended to be exclusive of other remedies to which the injured Party may be entitled by law or equity in case of any breach or threatened breach by the other Party of any provision in this Agreement. Use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing any provision of this Agreement.

16.10.     Taxes.  All charges and fees to be paid under this Agreement are exclusive of any applicable sales, use, service or similar tax which may be assessed currently or in the future on the LSI Processes or related services provided under this Agreement.  If a sales, use, services or a similar tax is assessed on the LSI Processes or related services provided to FNT for the benefit of the Permitted Subsidiaries under this Agreement, FNT will pay directly, reimburse or indemnify FNI Co for such taxes as well as any applicable interest and penalties. FNT shall pay such taxes in addition to the sums otherwise due under this Agreement. FNI Co shall, to the extent it is aware of taxes, itemize them on a proper VAT, GST or other invoice submitted pursuant to this Agreement. All property, employment and income taxes based on the assets, employees and net income, respectively, of FNI Co shall be FNI Co’s sole responsibility. The Parties will cooperate with each other in determining the extent to which any tax is due and owing under the circumstances and shall provide and make available to each other any withholding certificates, information regarding the location of use of the LSI Processes or provision of the services or sale and any other exemption certificates or information reasonably requested by either Party.

16.11.     Press Releases.  The Parties shall consult with each other in preparing any press release, public announcement, news media response or other form of release of information concerning this Agreement or the transactions contemplated hereby that is intended to provide such information to the news media or the public (a “Press Release”). Neither Party shall issue or cause the publication of any such Press Release without the prior written consent of the other Party; except that nothing herein will prohibit either Party from issuing or causing publication of any such Press Release to the extent that such action is required by applicable law or the rules of any national stock exchange applicable to such Party or its affiliates, in which case the Party wishing to make such disclosure will, if practicable under the circumstances, notify the other Party of the proposed time of issuance of such Press Release and consult with and allow the other Party reasonable time to comment on such Press Release in advance of its issuance.

16.12.     Effectiveness.  Notwithstanding the date hereof, this Agreement shall become effective as of the date and time that the Merger becomes effective pursuant to the terms of the Certegy Merger Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date by their duly authorized representatives.

FIDELITY NATIONAL TITLE GROUP, INC.

By	/s/ Raymond R. Quirk
Raymond R. Quirk
Chief Executive Officer

FIDELITY NATIONAL INFORMATION SERVICES, INC.
(to be known as Fidelity National Information Services, LLC)

By	/s/ Michael L. Gravelle
Michael L. Gravelle
Senior Vice President